UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)		60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On August 1, 2005, the Audit Committee of Stratos International, Inc. (“Stratos”) engaged BDO Seidman, LLP (“BDO”) to serve as the independent registered public accounting firm of Stratos for the fiscal year ending April 30, 2006 and of the Stratos International, Inc. 401(k) Savings Plan (“Stratos Plan”) for the fiscal year ending April 30, 2005. BDO replaces the firm of Ernst & Young, LLP (“E&Y”), which served as the independent registered public accounting firm of Stratos for the fiscal year ended April 30, 2005 and of the Stratos Plan for the fiscal year ended April 30, 2004 and was dismissed effective August 1, 2005.
     The reports of E&Y on the financial statements of Stratos and the Stratos Plan for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     In connection with audits of Stratos and the Stratos Plan for the two most recent fiscal years and through August 1, 2005, no disagreements with E&Y existed on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such matter in E&Y’s reports on the financial statements of Stratos and the Stratos Plan for such years.
     During the two most recent fiscal years and through August 1, 2004, no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)) existed.
     Stratos requested that E&Y furnish it with a letter addressed to the SEC stating whether or not E&Y agrees with the above statements. A copy of such letter, dated August 1, 2005, is filed as Exhibit 16.1 to this Form 8-K.
     During Stratos’ two most recent fiscal years and the subsequent interim periods prior to the engagement of BDO, Stratos did not consult with BDO with respect to any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are furnished with this document:

Exhibit
Number	Description of Exhibit
16.1	Letter of Ernst & Young LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: August 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
16.1	Letter of Ernst & Young LLP